UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 30, 2017, at our annual meeting of stockholders, our stockholders approved the adoption of the 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”).  The 2017 Plan allows for the issuance of up to 1,400,000 shares of our common stock pursuant to awards granted under the 2017 Plan and will allow for the issuance of up to a maximum of 9,851,092 shares of common stock that are represented by (i) 2,187,611 options outstanding under our 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) and (ii) 7,663,481 options and restricted stock units (“RSUs”) outstanding under our 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”), that expire or are cancelled without delivery of shares of common stock on or after November 30, 2017. With the approval of the 2017 Plan, the remaining shares available for grant under our 2010 Plan will be cancelled and not available for award; accordingly, no additional shares will be awarded under our 2010 Plan. A description of the material features of the 2017  Plan and related matters are set forth in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2017, under the heading “Proposal 2: Approval of the 2017 Employee, Director and Consultant Equity Incentive Plan” and is incorporated herein by reference.  Such description is qualified in its entirety by reference to the actual terms of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On November 30, 2017, at our annual meeting of stockholders, our stockholders also re-approved our 2013 Executive Incentive Plan (the “Incentive Plan”), as amended, which provides for incentive compensation to our key officers and employees, who, from time to time may be selected for participation. The Incentive Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of our financial and business goals established for the applicable performance period. Payments pursuant to the Incentive Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A description of the material features of the Incentive Plan and related matters are set forth in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2017, under the heading “Proposal 3: Approval of the 2013 Executive Incentive Plan, as amended” and is incorporated herein by reference.  Such description is qualified in its entirety by reference to the actual terms of the Incentive Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

ITEM 5.07    Submissions of Matters to a Vote of Security Holders

(a)  On November 30, 2017, we held our 2017 Annual Meeting of Stockholders (“the Annual Meeting”).  Of the 69,206,848 shares of common stock outstanding as of the record date of October 4, 2017, a quorum of 61,299,786 shares, or approximately 88.57% of the eligible shares, was present in person or represented by proxy.

(b)  The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Elect Directors

To elect Walter Gilbert, PhD., Dennis Langer, M.D., J.D. and Lawrence C. Best to serve until the 2020 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Walter Gilbert, Ph.D.	54,858,218	1,205,583	5,235,985
Dennis H. Langer, M.D., J.D.	54,887,069	1,176,732	5,235,985
Lawrence C. Best	55,617,399	446,402	5,235,985

Proposal No. 2: Approval of the 2017 Employee, Director and consultant Equity Incentive Plan

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
54,533,993	1,447,316	82,492	5,235,985

Proposal No. 3: Re-Approve the 2013 Executive Incentive Plan, As Amended

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
55,256,766	753,116	53,919	5,235,985

Proposal No. 4: Independent Public Accountants

Votes	Votes	Votes
For	Against	Abstained
60,815,313	366,658	117,815

Proposal No. 5: Proposal, on an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Proxy Statement

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
53,958,432	2,058,355	47,014	5,235,985

Proposal No. 6: Advisory Vote on Frequency of Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain
45,591,329	87,458	10,353,747	31,267

TEM 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+ 10.2+	Myriad Genetics, Inc. 2017 Employee, Director and Consultant Equity Incentive Plan Myriad Genetics, Inc. 2013 Executive Incentive Plan, As Amended

(+)  Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: December 1, 2017	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer